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                                                                      EXHIBIT 6

Pricing Supplement No. 1 dated November 18, 2003            CUSIP # 89353Z BM 9
(To a short form base shelf prospectus dated
November 20, 2002, and prospectus supplement dated November 29, 2002)

                               [TRANSCANADA LOGO]

                           MEDIUM TERM NOTE DEBENTURES
                                   (UNSECURED)

                          TRANSCANADA PIPELINES LIMITED

Amount of Issue (Cdn. $):          $450,000,000
Date of Debentures:                November 21, 2003
Delivery Date:                     November 21, 2003
Issue Price (%):                   99.764%
Proceeds (Cdn. $):                 $448,938,000
Less Agent Commission (%, $):      0.40%, $1,800,000
Maturity Date:                     January 15, 2014

Redemption Provisions:             The Corporation may redeem the Medium Term
                                   Note Debentures referred to herein on the terms and conditions and in the manner described below under the heading
                                   "Redemption Provisions". The Government of
                                   Canada Yield Additional Percentage is 0.20%.

Agents:                            BMO Nesbitt Burns        Scotia Capital Inc.
                                          RBC Dominion Securities Inc.
                                          TD Securities Inc.
                                          CIBC World Markets Inc.
                                          HSBC Securities (Canada) Inc.
                                          National Bank Financial Inc.


Bearer Non-Interest Bearing
Notes:                                   Yes                    X   No
                                   -----                      -----

Registered Interest Bearing
Notes:                               X   Yes                        No
                                   -----                      -----

Interest Rate:                     5.65% per annum

Interest Payment Dates:            January 15 and July 15
                                   commencing January 15, 2004

DOCUMENTS INCORPORATED BY REFERENCE:

The following is a list of the documents which have been filed with the various securities commissions in each of the provinces and territories of Canada and which are specifically incorporated by reference in and form an integral part of the short form base shelf prospectus dated November 20, 2002 as supplemented by the prospectus supplement dated
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November 29, 2002 (collectively, the "MTN Prospectus") other than documents already listed in the MTN Prospectus:

     (a) Consolidated comparative audited financial statements of the Corporation as at and for the year ended December 31, 2002, the notes thereto, and the auditors' report thereon;

     (b) Management's Discussion and Analysis of Financial Condition and Results of Operations of the Corporation as at and for the year ended December 31, 2002;

     (c) Renewal Annual Information Form of the Corporation for the year ended December 31, 2002 dated February 25, 2003;

     (d) Management Proxy Circular of the Corporation dated February 25, 2003 relating to the annual and special meeting of shareholders held on April 25, 2003 (excluding the sections entitled "Composition of the Human Resources Committee", "Report on Executive Compensation", "Performance Graph" and "Corporate Governance");

     (e) Consolidated comparative interim unaudited financial statements of the Corporation for the nine month period ended September 30, 2003;

     (f) Management's Discussion and Analysis of Financial Condition and Results of Operations of the Corporation for the nine month period ended September 30, 2003; and

     (g) Material change report of the Corporation dated May 23, 2003 relating to the plan of arrangement with TransCanada Corporation, establishing TransCanada Corporation as the parent company of the Corporation.

REDEMPTION PROVISIONS:

The Corporation shall be entitled to redeem the Medium Term Note Debentures referred to herein (the "Debentures"), in whole at any time, or in part from time to time, on not more than 60 and not less than 30 days' prior notice, at the higher of the Canada Yield Price (as defined below) and par, together with accrued and unpaid interest to the date fixed for redemption.

"Canada Yield Price" shall mean, in effect, a price equal to the price of the Debentures calculated to provide a yield to maturity equal to the Government of Canada Yield (as defined below) plus 0.20% on the business day preceding the date of the resolution of the Corporation authorizing the redemption. "Government of Canada Yield" on any date shall mean, in effect, the yield to maturity on such date compounded semi-annually which a non-callable Government of Canada Bond would carry if issued, in Canadian Dollars in Canada, at 100% of its principal amount on such date with a term to maturity equal to the remaining term to maturity of the Debentures. The Government of Canada Yield will be the average of the yields determined by two major Canadian investment dealers selected by the Corporation.